CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of Artcraft V, Inc. (the “Company”) on Form 10-KSB for the year ending May 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Li Te Xiao, Chief Executive Officer and Chief financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the            Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the         financial condition and result of operations of the Company.

/s/ Li Te Xiao

Li Te Ciao

Chief Executive Officer

Chief Financial Officer

August 25, 2005

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